Exhibit 99.1

FOR IMMEDIATE RELEASE

FSK II Completes Offering of $475,000,000 4.250% Notes Due 2025

PHILADELPHIA AND NEW YORK 2020 – February 14, 2020 – FS KKR Capital Corp. II (“FSK II”) today announced that it has completed its previously announced offering of $475,000,000 in aggregate principal amount of its 4.250% unsecured notes due 2025 (the “Notes”). Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., BMO Capital Markets Corp., ING Financial Markets LLC, SMBC Nikko Securities America, Inc., HSBC Securities (USA) Inc. and KKR Capital Markets LLC acted as bookrunners.

FSK II expects to use the net proceeds of this offering to repay outstanding indebtedness under its senior secured revolving credit facility.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes, nor shall there be any offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The Notes were offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

About FS KKR Capital Corp. II

FSK II is a non-traded BDC focused on providing customized credit solutions to private middle market U.S. companies. FSK II seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSK II is advised by FS/KKR Advisor, LLC.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to BDCs with approximately $17 billion in assets under management as of September 30, 2019. The BDCs managed by FS/KKR are FS KKR Capital Corp. and FS KKR Capital Corp II.

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Washington, DC.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSK II. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK II’s operations or the economy generally due to terrorism or natural disasters, and future changes in laws or regulations and conditions in FSK II’s operating area. Some of these factors are enumerated in the filings FSK II makes with the SEC. FSK II undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Investor Relations Contact

Robert Paun

Robert.Paun@fsinvestments.com

Media Contact

Mollie Applegate

Media@fsinvestments.com